SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS AGREEMENT is made as of the 30th day of November, 2010, by and between AMERICAN GENERAL FINANCE, INC., an Indiana corporation (the “Company”), and Frederick Geissinger (the “Executive”).

WHEREAS, the Executive entered into a certain supplemental executive retirement agreement as of the 1st day of May, 2000, with the American General Corporation (the “Prior Agreement”); and

WHEREAS, all benefits under the Prior Agreement were earned, vested, and frozen as of August 31, 2004 so that amounts under the Prior Agreement are grandfathered under and not subject to Section 409A of the Internal Revenue Code of 1986; and

WHEREAS, AIG Life Holdings (U.S.) Inc. assumed the Prior Agreement as a successor to the American General Corporation; and

WHEREAS, the Company assumes the Prior Agreement as a successor to AIG Life Holdings (U.S.) Inc. pursuant to the terms of the stock purchase agreement dated as of August 10, 2010 by and between American International Group, Inc. and FCFI Acquisition LLC; and

WHEREAS, the Company and the Executive desire to clarify that the Company assumes the liabilities under the Prior Agreement by adopting a restated version of the Prior Agreement; and

WHEREAS, the Company and the Executive desire to incorporate the amendment to the Prior Agreement dated as of December 24, 2008;

NOW, THEREFORE, the Company and the Executive hereby enter into this Supplemental Executive Retirement Agreement as hereinafter provided:

ARTICLE I.
GENERAL

1.

Section 1.1 Effective Date. This restated Agreement shall be effective as of November 30, 2010 (the “Effective Date”).

Section 1.2 Defined Terms. The definitions of capitalized terms used in this Agreement (if not provided where a capitalized term initially appears) are provided in the last Article hereof.

ARTICLE II.
RETIREMENT BENEFITS

2.

Section 2.1 Normal Retirement Benefit. If the Executive retires on or after his Normal Retirement Date, the Retirement Benefit shall be an annual retirement benefit payable to the Executive for his lifetime, with a ten-year term certain (the “Normal Retirement Benefit”), in an annual amount equal to (X) minus (Y), calculated as follows:

(A)

The amount of (X) equals (a) multiplied by (b):

(a)

sixty-seven-and-2/10ths percent (67.2%) of such Executive’s Final Average Compensation;

(b)

the fraction equal to his Years of Service (not in excess of twenty- eight (28) years) divided by twenty-eight (28); and

(B)

The amount of (Y) equals (e) plus (f) plus (g):

(e)

the Social Security Benefit;

(f)

the Qualified Plan Benefit; and

(g)

the Restoration Plan Benefit.

Section 2.2 Early Retirement Benefit. If the Executive retires on or after his Early Retirement Date (but before his Normal Retirement Date), the Retirement Benefit shall be the annual Retirement Benefit computed under Section 2.1, reduced as follows:

(A)

If payment of the Retirement Benefit commences after the Executive has attained age sixty (60), the Retirement Benefit shall be reduced by two-and-one-half percent (2.5%) per year for each complete year between such commencement and the Executive’s Normal Retirement Date; the reduction per year shall be prorated for incomplete years;

(B)

If payment of the Retirement Benefit commences before the Executive attains age sixty (60), the Retirement Benefit shall be further reduced (beyond the reduction imposed by Section 2.2(A) hereof) by five percent (5%) per year for each complete year between such commencement and the Executive’s attaining age sixty (60); the reduction per year shall be pro-rated for incomplete years.

Section 2.3 Termination of Employment Prior to Early Retirement Date and Normal Retirement Date. If the Executive incurs a termination of employment with the Company after satisfying the vesting requirement under Section 2.7, but before attaining either an Early Retirement Date or a Normal Retirement Date, he shall receive a

Retirement Benefit determined under Section 2.1, but, unless such termination is described in Section 2.6 hereof, such benefit shall be calculated by using his actual Years of Service (including all periods credited as Years of Service pursuant to this Agreement) and actual compensation at the time of his termination and the actual Social Security Benefit that he is entitled to receive at his Normal Retirement Date. Unless such termination is described in Section 2.6 hereof, payment of such benefit shall commence after, but not more than sixty (60) days after, his Normal Retirement Date.

Section 2.4 Disability. If the Executive is receiving either short-term or long-term disability benefits under any Company plan, then, during the period of payment of such disability benefits, the Executive shall be treated as employed for all purposes of the Agreement, including, without limitation, attainment of the age, service and vesting requirements under the Agreement. The parties hereto agree that such disability benefits will cease and the Executive will no longer be considered employed by the Company on the date on which the Executive attains his Normal Retirement Age. Payment of the Executive’s Retirement Benefit shall commence after, but not more than sixty (60) days after, his Normal Retirement Date.

Section 2.5 Termination by Reason of Death. If the Executive dies (i) while in the employment of the Company, (ii) after the attainment of age fifty-five (55), (iii) having been credited with ten (10) Years of Service, and (iv) prior to the commencement of the payment of the Retirement Benefit hereunder, the Executive’s surviving spouse, if any, shall receive for her lifetime an annual benefit equal to the two-thirds (2/3) survivor annuity she would have received had the Executive retired on the day before his death, deeming the Executive, for purposes of this Section 2.5 only, to have elected a joint and survivor annuity payable immediately at a reduced amount with a two-thirds (2/3) survivor annuity. The payment of spouse’s benefit shall commence not later than sixty (60) days after the Executive’s death.

Section 2.6 Termination on or after Change in Control; Certain Other Terminations. Notwithstanding any other provision of this Agreement, upon any termination of the Executive’s employment (whether occurring before or after any Change in Control), which termination is (i) by the Company without Cause, or (ii) by the Executive with Good Reason (as such terms are defined in the Executive’s Employment Agreement with the Company dated as of May 1, 2000, as it may be amended from time to time (the “Employment Agreement”)), the Company shall pay the Executive within the five (5) business days immediately following such termination a lump sum amount, in cash, equal to the actuarial equivalent of the Normal Retirement Benefit which the Executive would have accrued, if the Executive had accumulated (after his termination of employment) thirty-six (36) additional months of service and age credit (but in no event shall the Executive be deemed to have accumulated additional service and age credit after the Executive’s sixty-fifth birthday). For purposes of this Section 2.6, an “actuarial equivalent” shall be determined using the same assumptions utilized under the American General Finance Retirement Plan (or any successor plan thereto)

immediately prior to the Executive’s termination of employment, or, if earlier and more favorable to the Executive, immediately prior to the Change in Control. The Retirement Benefit so calculated shall be based on a projected Social Security Benefit that is determined under the provisions of the Social Security Act as in effect on the date of such termination, using the estimated “primary insurance amount” the Executive would be entitled to under such Act at his Normal Retirement Date, assuming (i) the amount of income he is receiving on the date such termination becomes effective which would be treated as wages for purposes of such Act would remain constant through his Normal Retirement Date, and (ii) an annual cost-of-living adjustment equal to four percent (4%).

Notwithstanding the foregoing provisions of this Section 2.6, if termination of the Executive’s employment occurs after a Change of Control (or during a Period of Anticipated Change in Control, as defined in the Executive’s Change in Control Severance Agreement with the Company, as it may be amended from time to time (the “Severance Agreement”)) and if payment of a lump sum amount equal to the actuarial equivalent of a Normal Retirement Benefit is to be made pursuant to this Section 2.6 after the Executive shall have attained age 57, the Normal Retirement Benefit calculated pursuant to this Section 2.6 shall not be less than the Normal Retirement Benefit which the Executive would have accrued if the Executive had continued to be employed by the Company until his Normal Retirement Date.

Section 2.7 Vesting of Retirement Benefit. The Executive shall have a vested right to his Retirement Benefit upon the occurrence of any of the following while the Executive is employed by the Company:

(i)

his completion of ten (10) Years of Service;

(ii)

the attainment of his Normal Retirement Age;

(iii)

the termination of the Executive’s employment pursuant to Section 8(c) of the Employment Agreement; or

(iv)

the occurrence of a Change in Control at any time.

Section 2.8 Time and Form of Payment.

(A)

Time of Payment. Except where specifically otherwise provided herein, the payment of any Retirement Benefit to which the Executive has become entitled shall commence after, but no more than sixty (60) days after, the Executive’s date of retirement. The Executive shall give the Company reasonable advance notice in writing of his intention to retire (which shall be given at least one month before his intended retirement date).

(B)

Normal Form of Payment. A life annuity with a ten-year term certain is the normal form of payment of the Retirement Benefit for the Executive and any actuarial equivalents to be calculated pursuant to this Agreement will be based on the normal form of payment. If the Executive dies after payment of the Retirement Benefit in the normal form has commenced, payments shall continue for the remainder of the ten-year term certain to the beneficiary or beneficiaries designated by the Executive by written instruction delivered to the Administrator during the Executive’s lifetime. The Executive may designate one or more primary and contingent beneficiaries to receive the remaining payments of the Retirement Benefit, and may designate the proportions in which such beneficiaries are to receive such payments. The Executive may change such designations from time to time, and the last written designation filed with the Administrator prior to the Executive’s death shall control. If the Executive fails to specifically designate a beneficiary, or if no designated beneficiary survives the Executive, payment shall be made by the Administrator in the following order of priority:

(i)

to the Executive’s surviving spouse, or, if none,

(ii)

to the Executive’s children, or, if none,

(iii)

to the Executive’s estate.

(C)

Election of Alternative Forms of Payment. Subject to Section 2.6 hereof, the Executive can elect that his Retirement Benefit be paid in any of the following forms by an irrevocable election in writing which is delivered to the Company within-sixty (60) days after the Effective Date, or, with the permission of the Committee, by an irrevocable election in writing which is delivered to the Company at any time before his retirement becomes effective:

(i)

a joint and survivor annuity payable at a reduced amount for the life of the Executive with a survivor annuity for the life of the Executive’s surviving spouse which shall be one hundred percent (100%) of the annuity payable during the joint lives of the Executive and the surviving spouse;

(ii)

a joint and survivor annuity payable at a reduced amount for the life of the Executive with a survivor annuity for the life of the Executive’s surviving spouse which shall be seventy-five percent (75%) of the annuity payable during the joint lives of the Executive and the surviving spouse;

(iii)

a joint and survivor annuity payable at a reduced amount for the life of the Executive with a survivor annuity for the life of the Executive’s surviving spouse which shall be fifty percent (50%) of the annuity payable during the joint lives of the Executive and the surviving spouse; or

(iv)

a lump-sum payment of the actuarial present value of the normal form of payment of the Retirement Benefit.

In calculating an alternative form of payment for the Retirement Benefit, the Administrator shall use the same assumptions utilized under the American General Finance Retirement Plan (or any successor plan thereto) immediately prior to the Executive’s termination of employment, or, if a Change in Control shall have occurred prior to the Executive’s termination of employment, the assumptions so utilized immediately prior to the Change in Control, if more favorable to the Executive.

ARTICLE III.
ADMINISTRATION

3.

Section 3.1 General. Except as otherwise specifically provided in the Agreement, the Administrator shall be responsible for administration of the Agreement.

Section 3.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Agreement.

Section 3.3 Duties. The Administrator shall have the following rights, powers and duties:

(A)

The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon any person affected by such decision, subject to the claims procedure hereinafter set forth.

(B)

The Administrator shall have the duty and authority to interpret and construe the provisions of the Agreement, to determine eligibility for a Retirement Benefit and the appropriate amount of any Retirement Benefit, to decide any question which may arise regarding the rights of the Executive hereunder and to exercise such powers as the Administrator may deem necessary for the administration of the Agreement.

(C)

The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Executive and his rights and duties under the Agreement. The Administrator shall maintain a bookkeeping account with respect to payment of any Retirement Benefit.

(D)

Notwithstanding any other provision of this Agreement, upon and after the occurrence of a Change in Control and within the six-month period immediately preceding a Change in Control, the Administrator’s authority and powers shall not be used to interpret or construe the provisions hereof in any way

(or to take any other action) which would adversely affect any right given the Executive by this Agreement.

Section 3.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.

ARTICLE IV.
CLAIMS PROCEDURE

4.

Section 4.1 General. Any claim for a Retirement Benefit under the Agreement shall be filed by the Executive or beneficiary (either of which is referred to in this Article as the “claimant”) in the manner prescribed by the Administrator.

Section 4.2 Denials. If a claim for a Retirement Benefit under the Agreement is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator.

Section 4.3 Notice. Any claimant who is denied a claim for Retirement Benefits shall be furnished written notice setting forth:

(i)

the specific reason or reasons for the denial;

(ii)

specific reference to the pertinent provision of the Agreement upon which the denial is based;

(iii)

a description of any additional material or information necessary of the claimant to perfect the claim; and

(iv)

an explanation of the claims review procedure under the Agreement.

Section 4.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:

(i)

request a review by written application to the Committee, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

(ii)

review pertinent documents; and

(iii)

submit issues and comments in writing.

Section 4.5 Review. A decision on review of a denied claim shall be made by the Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one-hundred-and-twenty (120) days after receipt of a request for a review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific references(s) to the pertinent provisions of the Agreement on which the decision is based.

Section 4.6 Arbitration. Any further dispute or controversy arising under or in connection with this Agreement which is not resolved by agreement pursuant to Sections 4.1 through 4.5 hereof shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. This agreement to arbitrate shall be enforceable in either federal or state court.

The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the issues subject to arbitrator (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators. In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state’s law); provided, however, it is expressly agreed that the arbitrators shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary, or punitive damages in connection with any such claims.

The arbitration may be initiated by any party by providing to the other parties a written notice of arbitration specifying the claims. Within thirty (30) days of the notice of initiation of the arbitration procedure, (1) the Executive shall denominate one arbitrator and (2) the Company shall denominate one arbitrator. The two arbitrators shall select a third arbitrator failing agreement on which within sixty (60) days of the original notice, either the Executive or the Company shall apply to the Senior Active United States District Judge for the Southern District of Texas, who shall appoint a third arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators’ award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

The three arbitrators shall by majority vote resolve all disputes between the parties. There shall be no transcript of the hearing before the arbitrators. The arbitrators’ decision shall be in writing, but shall be as brief as possible. The arbitrators shall not assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of this Agreement and that no part of their award includes any amount for exemplary or punitive damages. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, e.g., the arbitrators’ award shall not be released to the press or published in any of the various arbitration reporters. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.

ARTICLE V.
MISCELLANEOUS PROVISIONS

5.

Section 5.1 Amendment and Termination. This Agreement may be amended or modified only with the written consent of the parties hereto.

Section 5.2 No Assignment. The Executive shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder of any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

Section 5.3 Successors and Assigns. The provisions of the Agreement are binding upon and inure to the benefit of each Company, its successors and assigns, and the Executive, his beneficiaries, heirs and legal representatives.

Section 5.4 Governing Law. The Agreement shall be subject to and construed in accordance with the laws of Indiana to the extent not preempted by the provisions of ERISA.

Section 5.5 No Guarantee of Employment. Nothing contained in the Agreement shall be construed as a contract of employment or deemed to give the Executive the right to be retained in the employ of an Company or any equity or other interest in the assets, business or affairs of an Company.

Section 5.6 Severability. If any provision of the Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Agreement, but the Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 5.7 Notification of Addresses. The Executive and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Executive, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Executive or beneficiary as shown on the Company’s records) shall be binding on the Executive and each beneficiary for all purposes of the Agreement and neither the Administrator nor the Company shall be obliged to search for or ascertain the whereabouts of the Executive or beneficiary.

Section 5.8 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as may otherwise be required by ERISA.

Section 5.9 Taxes. The Company shall have the right to .withhold from any cash or other amounts due or to become due from the Company to a Executive (including by reducing the amount of any Retirement Benefit payable in the future) the amount of any federal, state and local taxes required to be withheld or otherwise deducted and paid by the Company with respect to the vesting or payment of any Retirement Benefit hereunder.

Section 5.10 No Funding. There shall be no funding of the benefit amounts to be paid pursuant to this Agreement. The Agreement shall not confer upon the Executive (or beneficiary or any other person) any security interest or any other right, title or interest of any kind in or to any property of the Company. The Agreement shall constitute merely the unsecured promise of the Company to make the benefit payments provided for herein. Notwithstanding the foregoing provisions of this Section 5.10, the Company, in its discretion, may establish a trust to pay the benefit amounts hereunder, which trust shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. If such a trust is established, the Company shall remain responsible for the payment of any benefit amounts provided hereunder which are not paid in accordance with the provisions hereof by such trust.

Section 5.11 Pursuant to the terms of the stock purchase agreement dated as of August 10, 2010 by and between American International Group, Inc. and FCFI Acquisition LLC, the Company assumes the liability and obligation for all obligations which have accrued under this Agreement with respect to the Executive, and such benefits shall be paid by the Company and shall not be paid by American International Group, Inc.

Section 5.12 Benefits Freeze. Benefits under this Agreement were frozen after August 31, 2004. Notwithstanding anything in this Agreement, the amount of benefit determined under Article II shall not increase after such date.

ARTICLE VI.
DEFINITIONS AND USAGE

6.

Section 6.1 Definitions. Wherever used in the Agreement, the following words and phrases shall have the meaning set forth below, unless the context plainly requires a different meaning:

“Administrator” means the Company, acting through the Committee, or other person or persons designated by the Committee.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Agreement” means this Supplemental Executive Retirement Agreement, as set forth herein and as amended from time to time.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Control” means a change in the control of the Company, which shall be deemed to have occurred if the event set forth in anyone of the following paragraphs shall have occurred:

(I)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (or a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation Act), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(IV)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular Code section shall include any provision which modifies, replaces or supersedes it.

“Committee” shall mean the American General Finance Retirement Plans Committee.

“Company” means American General Finance, Inc., or any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise. Notwithstanding the foregoing, in determining under the definition of Change in Control herein whether or not a Change in Control of the Company has occurred, “Company” means American General Corporation.

“Early Retirement Date” means the first date on which the Executive (i) has completed ten (10) Years of Service and (ii) has attained the age of fifty-five (55).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a particular ERISA section shall include any provision which modifies, replaces, or supersedes it.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Final Average Compensation” means the following sum divided by three (3): the sum of the base salary received by the Executive during, and the incentive payments received by the Executive pursuant to any annual bonus, incentive compensation or similar plan maintained by the American General Corporation and American International Group, Inc. with respect to the three (3) calendar years (whether or not consecutive) ending within the last sixty (60) months of August 31, 2004 which produce the highest total of such base salary and incentive payments (for purposes of this sentence, any amount of such base salary or incentive payment which is deferred by the Executive shall be included in the calculation of amounts received).

“Normal Retirement Age” means age sixty-two (62).

“Normal Retirement Date” means the date on which the Executive attains his Normal Retirement Age.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by any shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Qualified Plan” means the American General Finance Retirement Plan, together with any other defined benefit retirement plan intended to be qualified under Section 401(a) of the Code which is adopted and maintained by the Company and under which the Executive is entitled to a retirement benefit at the time of his retirement or other termination of employment.

“Qualified Plan Benefit” means the aggregate annual retirement benefit to which the Executive (at the date of his retirement or other termination of employment) is entitled under the plan or plans which comprise the Qualified Plan (expressed in the form of a single life annuity with a ten-year term certain commencing payment on the date payment of the Retirement Benefit hereunder commences).

“Restoration Plan Benefit” means the total retirement benefit to which the Executive (at the date of his retirement or other termination of employment) is entitled under the American General Finance Inc. Excess Retirement Income Plan expressed in the form of a single life annuity with a ten-year term certain commencing payment on the date payment of the Retirement Benefit hereunder commences).

“Retirement Benefit” means the benefit payable under this Agreement, as determined under Article II.

“Social Security Benefit” means one-half of the annual benefit payable under the Social Security Act, relating to Old-Age and Disability benefits, as of the Executive’s Normal Retirement Date, or upon actual retirement, if later.

“Years of Service” means the total number of years (measured in full and partial years, in increments of one-twelfth years) of active employment with the American General Corporation and American International Group, Inc. during which substantial services were rendered as an employee, commencing on the date the Executive was first employed by the American General Corporation and American International Group, Inc. and ending on August 31, 2004 (including employment before the original effective date), but in no event shall more than twenty-eight (28) years be credited to the Executive regardless of his actual period of service with the American General Corporation and American International Group, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

AMERICAN GENERAL FINANCE, INC.

By

Executive